UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2008 (October 20, 2008)

GateHouse Media, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33091	36-4197635
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

350 WillowBrook Office Park, Fairport, New York		14450
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (585) 598-0030

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 – Securities and Trading Markets

Item 3.01.  Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 20, 2008, NYSE Regulation, Inc. (“NYSE Regulation”) issued a press release, attached hereto and incorporated herein by reference as Exhibit 99.1, to announce its decision to suspend the common stock of GateHouse Media, Inc. (the “Company”) from trading on the New York Stock Exchange (“NYSE”) prior to the market opening on October 24, 2008. The decision to suspend the Company’s common stock is the result of the Company not satisfying the NYSE’s continued listing standard regarding average global market capitalization over a consecutive 30 trading day period of not less than $25 million, which is a minimum threshold for listing.

On October 21, 2008, the Company issued a press release, attached hereto and incorporated herein by reference as Exhibit 99.2, stating that it is taking such actions as are necessary to meet its expectations of being traded on the Over-the-Counter market. The Company also announced that it does not intend to request a review of the NYSE Regulation’s determination to suspend its common stock by a Committee of the Board of Directors of the NYSE.

The information furnished in this Current Report on Form 8-K (including the exhibits hereto) shall not be considered “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, unless the Company expressly sets forth by specific reference in such filing that such information is to be considered “filed” or incorporated by reference herein.

Section 9 – Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated October 20, 2008
99.2	Press Release dated October 21, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GATEHOUSE MEDIA, INC.

/s/	Michael Reed
Michael Reed Chief Executive Officer

Date:	October 22, 2008

EXHIBIT INDEX

Exhibit Number	Exhibit
99.1	Press Release dated October 20, 2008
99.2	Press Release dated October 21, 2008